Exhibit 10.3

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of ______________, 2023, by and between the undersigned (the “Holder”) and Big Tree Cloud Holdings Limited, a Cayman Islands exempted company (the “PubCo”). Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement (as defined below).

BACKGROUND

A. Plutonian Acquisition Corp., a Delaware corporation (the “SPAC”), the PubCo, Big Tree Cloud International Group Limited, an exempted company incorporated in Cayman Islands (the “Holdco”), Guangdong Dashuyun Investment Holding Group Co., Ltd. (广东省大树云投资控股集团有限公司), a limited liability company incorporated in the People’s Republic of China (the “Company”), Big Tree Cloud Merger Sub I Limited, a Cayman Islands exempted company (the “Merger Sub I”), and Big Tree Cloud Merger Sub II Inc., a Delaware Corporation (the “Merger Sub II”, together with the Company, the Holdco and Merger Sub I, collectively the “Company Parties”) entered into an Agreement and Plan of Merger, dated as of ________, 2023 (the “Merger Agreement”).

B. The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub I will be merged with and into the Holdco (the “Initial Merger”), with the Holdco surviving the Initial Merger as a direct wholly-owned subsidiary of the PubCo, and each issued and outstanding Holdco Share will be exchanged for such number of PubCo Ordinary Shares as specified in the Merger Agreement; and then (ii) the Merger Sub II will be merged with and into the SPAC (the “SPAC Merger”), with the SPAC surviving the SPAC Merger as a direct wholly-owned subsidiary of the PubCo.

C. The Holder was the record and/or beneficial owner of certain equity interest in the Company and is currently the record and/or beneficial owner of certain Holdco Shares, which will be exchanged for PubCo Ordinary Shares upon the Closing.

D. As a condition of, and as a material inducement for the SPAC to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.  Lock-Up.

(a) During the Lock-up Period (as defined below), the Holder irrevocably agrees that it will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangements that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, whether any of these transactions are to be settled by delivery of any such Lock-up Shares, in cash or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangements, or engage in any Short Sales (as defined in Section 3) with respect to any security of the PubCo (these actions, collectively, “Transfer”).

(b) In furtherance of the foregoing, the PubCo will (i) place an irrevocable stop order on all Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify PubCo’s transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the PubCo’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) [For purpose of this Agreement, the “Lock-up Period” means (i) with respect to 50% of the Lock-up Shares, the period commencing on the Closing Date and ending until the earliest of: (i) six months after the completion of the Business Combination (as defined in the Merger Agreement); (ii) the date (A) on which the last reported sale price of the PubCo Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Business Combination and (B) that is at least 150 calendar days after the completion of the Business Combination; and (iii) subsequent to the Business Combination, the date on which the PubCo completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the PubCo’s shareholders having the right to exchange their PubCo Ordinary Shares for cash, securities or other property.] [TBC]

The restrictions set forth herein shall not apply to: (1) Transfer or distributions to the Holder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) Transfer by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the Holder; or (4) by operation of law or pursuant to a court order, such as a qualified domestic relations order, divorce decree or separation agreement, in each case where such transferee agrees to be bound by the terms of this Agreement.

In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained herein. A “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

2.    Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others and to all third party beneficiaries of this Agreement that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

3. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any PubCo Ordinary Shares, or any economic interest in or derivative of such stock, other than those securities specified on the signature page hereto. For purposes of this Agreement, the PubCo Ordinary Shares into which the Holdco Shares currently beneficially owned by the Holder will convert upon Closing as specified on the signature page hereto are collectively referred to as the “Lock-up Shares.”

4.  No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

5. Termination of the Merger Agreement. This Agreement shall be binding upon the Holder upon the Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligation hereunder.

6. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00 PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00 PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to the Company or PubCo after Closing, to:

Guangdong Dashuyun Investment Holding Group Co., Ltd.

Room 3303, Building 1

Zhongliang Yunjing Plaza

Heshuikou Community, Matian Street

Guangming District, Shenzhen 518083, PRC

Attn: Wenquan Zhu

Email: zhuwenquan@bigtreeclouds.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP

43/F, Jing An Kerry Center Tower II

1539 Nanjing West Road

Shanghai 200040, PRC

Attn: Jia Yan

Email: jiayan@paulhastings.com;

(b) If to the Holder, to the address set forth on the Holder’s signature page hereto or to such other address as any party may have furnished to the others in writing in accordance herewith.

7.  Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

8.  Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

9.  Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by the PubCo and its successors and assigns.

10.  Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

11.  Amendment. This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

12.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

13.  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14.  Governing Law; Dispute Resolution. Article X and Section 12.8 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

15.  Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provision in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Big Tree Cloud Holdings Limited

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF HOLDER

By:
Name:
Title:
Address:
Attention:
Email:

NUMBER OF LOCK-UP SHARES: